Exhibit 23(A)

[Sutherland Asbill & Brennan LLP Letterhead]

    MARY E. THORNTON

    DIRECT LINE: 202.383.0698

Internet: mary.thornton@sutherland.com

April 23, 2009

Board of Directors

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

Re:	TIAA-CREF Life Insurance Company

Registration Statement on Form S-1

File No. 333-149714

Ladies and Gentlemen:

We hereby consent to the reference to our name under the heading “Legal Matters” in the prospectus included in Post-Effective Amendment No. 1 to the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Mary E. Thornton
Mary E. Thornton